Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 15, 2010 relating to the financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Gleacher & Company, Inc.’s (formerly Broadpoint Gleacher Securities Group, Inc.) Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 1, 2010